AMG Pantheon Credit Solutions Fund

AGREEMENT AND DECLARATION OF TRUST

DATED OCTOBER 3, 2023

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AMG Pantheon Credit Solutions Fund

AGREEMENT AND DECLARATION OF TRUST, made October 3, 2023 by the undersigned trustee (the “Trustee”).

WHEREAS, the Trustee desires to establish a statutory trust under the Delaware Statutory Trust Act for the investment and reinvestment of funds contributed thereto;

WHEREAS, the Trustee desires that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as hereinafter provided;

NOW, THEREFORE, the Trustee declares that all money and property contributed to the trust hereunder shall be held and managed in trust under this Agreement and Declaration of Trust (“Trust Instrument”) as herein set forth below.

ARTICLE I

NAME AND DEFINITIONS

Section 1.1 Name. The name of the trust created hereby is the “AMG Pantheon Credit Solutions Fund.”

Section 1.2 Definitions. Wherever used herein, unless otherwise required by the context or specifically provided:

(a) “By-laws” means the by-laws referred to in Article IV, Section 4.1(e) hereof, as from time to time amended;

(b) The terms “Affiliated Person,” “Assignment,” “Commission,” “Interested Person” and “Principal Underwriter” shall have the meanings given them in the 1940 Act. “Majority Shareholder Vote” shall have the same meaning as the term “vote of a majority of the outstanding voting securities” is given in the 1940 Act;

(c) “Class” means any division of Shares of the Trust, which Class is or has been established in accordance with the provisions of Article II hereof;

(d) “Net Asset Value” means the net asset value of each Class of the Trust determined in the manner provided in Article IX, Section 9.3 hereof;

(d) “Outstanding Shares” means those Shares recorded from time to time in the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;

(e) “Shareholder” means a record owner of Outstanding Shares of the Trust;

(f) “Shares” means the transferable units of beneficial interest into which the beneficial interest of the Trust or Class thereof shall be divided and may include fractions of Shares as well as whole Shares;

(g) The “Trust” refers to AMG Pantheon Credit Solutions Fund;

(h) The “Trustee” or “Trustees” means the person or persons who has or have signed this Trust Instrument, so long as such person or persons shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder;

(i) “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust, or the Trustees on behalf of the Trust.

(j) The “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations thereunder and exemptions granted therefrom, all as may be amended from time to time.

ARTICLE II

BENEFICIAL INTEREST

Section 2.1 Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Classes as the Trustees shall from time to time create and establish. The number of Shares of each Class authorized hereunder is unlimited. Each Share shall have a par value of $0.001, unless otherwise determined by the Trustees in connection with the creation and establishment of a Class. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

Section 2.2 Issuance of Shares. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares of each Class to such party or parties and for such amount and type of consideration , subject to applicable law, including cash or securities (including Shares of a different Class), at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisitions of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust.

Section 2.3 Register of Shares and Share Certificates. A register shall be kept at the principal office of the Trust or an office of the Trust’s transfer agent which shall contain the names and addresses of the Shareholders of each Class, the number of Shares of that Class held by each of them respectively and a record of all transfers thereof. As to Shares for which no certificate has been issued, such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or other distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or other distribution, nor to have notice given to him as herein or in the By-laws provided, until he has given his address to the transfer agent or such other officer or agent of the Trust as shall keep the said register for entry thereon. The Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use. In the event that one or more certificates are issued, whether in the name of a Shareholder or a nominee, such certificate or certificates shall constitute evidence of ownership of Shares for all purposes, including transfer, assignment or sale of such Shares, subject to such limitations as the Trustees may, in their discretion, prescribe.

Section 2.4 Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate, if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Section 2.5 Treasury Shares. Shares held in the treasury shall, until reissued pursuant to Section 2.2 hereof, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

Section 2.6 Establishment of Classes. The Trustees may from time to time authorize the division of Shares of the Trust into one or more Classes. Separate and distinct records shall be maintained by the Trust for each Class. The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of any Class, to establish and designate and to change in any manner any initial or additional Classes and to fix such preferences, voting powers, rights and privileges of such Classes as the Trustees may from time to time determine, to divide or combine the Shares or any Classes into a greater or lesser number, to classify or reclassify any issued Shares or any Class into one or more Classes, and to take such other action with respect to the Shares as the Trustees may deem desirable. The establishment and designation of any Class shall be effective upon the adoption of a resolution by the Trustees setting forth such establishment and designation and the relative rights and preferences of t such Class. The Trust may issue any number of Shares of each Class and need not issue certificate for any Shares.

All references to Shares in this Trust Instrument shall be deemed to be Shares of any or all Classes, as the context may require. All provisions herein relating to the Trust shall apply equally to each Class of the Trust, except as the context otherwise requires.

All Shares of each Class shall represent an equal proportionate interest in the assets belonging to the Trust (subject to the liabilities belonging to that Class), and each Share of any Class shall be equal to each other Share of that Class; but the provisions of this sentence shall not restrict any distinctions permissible under this Section 2.6.

Section 2.7 Investment in the Trust. The Trustees shall accept investments in any Class from such persons and on such terms as they may from time to time authorize. At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the Trust is authorized to invest, valued as provided in Article IX, Section 9.3 hereof. Investments shall be credited to each Shareholder’s account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion, (a) fix the Net Asset Value per Share of the initial capital contribution, (b) impose sales or other charges upon investments in the Trust, or (c) issue fractional Shares.

Section 2.8 No Preemptive Rights. Shareholders shall have no preemptive or other similar rights to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or another Class.

Section 2.9 Personal Liability of Shareholders. Each Shareholder of the Trust shall not be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to the Trust. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust).

Section 2.10 Legal Proceedings. No person, other than a Trustee, who is not a Shareholder of the Trust or of a particular Class shall be entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to the Trust or such Class. Further, each complaining Shareholder must have been a Shareholder of the Trust or the affected Class, as applicable, at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time and each complaining Shareholder must be a Shareholder of the Trust or the affected Class, as applicable, as of the time the written demand is made upon the Trustees. No Shareholder may maintain a derivative action with respect to the Trust or any Class of the Trust unless holders of at least ten percent (10%) of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Class to which such action relates, join in the bringing of such action. All matters relating to the bringing of derivative actions in the right of the Trust shall be governed by this Section 2.10 and Section 3816 of the Delaware Statutory Trust Act.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Trust or any Class of the Trust only if the following conditions are met: (a) the Shareholder or Shareholders must make a pre-suit written demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (b) unless a demand is not required under clause (a) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action. For purposes of this Section 2.10, the Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary, to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue. If the demand for derivative action has been considered by the Board of Trustees, and a majority of those Trustees who are not deemed to be Interested Persons of the Trust, after considering the merits of the claim, has determined that maintaining a suit would not be in the best interests of the Trust or the affected Class, as applicable, the complaining

Shareholders shall be barred from commencing the derivative action. If upon such consideration the appropriate members of the Board of Trustees determine that such a suit should be maintained, then the appropriate officers of the Trust shall commence initiation of that suit and such suit shall proceed directly rather than derivatively. The Board of Trustees, or the appropriate officers of the Trust, shall inform the complaining Shareholders of any decision reached under this paragraph in writing within ten business days of such decision having been reached.

For purposes of this Section 2.10, a written demand upon the Trustees must include at least the following: (a) a detailed description of the action or failure to act complained of and the facts upon which each such allegation is made; (b) a statement to the effect that the complaining Shareholder(s) believe that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Trust or the affected Class, as applicable, and an explanation of why the complaining Shareholders believe that to be the case; (c) a certification that each complaining Shareholder was a Shareholder of the Trust or the affected Class, as applicable, at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time and each complaining Shareholder was a Shareholder of the Trust or the affected Class, as applicable, as of the time the written demand upon the Trustees, as well as information reasonably designed to allow the Trustees to verify that certification; and (d) a certification that each complaining Shareholder will be a Shareholder of the Trust or the affected Class, as applicable, as of the commencement of the derivative action.

This Section 2.10 will not apply to claims brought under the federal securities laws.

Section 2.11 Assent to Trust Instrument. Every Shareholder, by virtue of having purchased or otherwise acquired a Share, shall become a Shareholder and shall be held to have expressly assented and agreed to be bound by the terms hereof.

ARTICLE III

THE TRUSTEES

Section 3.1 Management of the Trust. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Trust Instrument. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

The enumeration of any specific power in this Trust Instrument shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.

Except for the Trustee named herein or Trustees appointed to fill vacancies pursuant to Section 3.4 of this Article III, the Trustees shall be elected by the Shareholders owning of record a plurality of the Shares voting at a meeting of Shareholders.

Section 3.2 Initial Trustee. The initial Trustee shall be the person named herein.

Section 3.3 Term of Offices of Trustees. Subject to any limitation on the term by the By-laws or any retirement policy adopted by the Trustees, the Trustees shall hold office during the existence of this Trust, and until its termination as herein provided; except (a) that any Trustee may resign his trust by written instrument signed by him and delivered to the Chairman, President, Secretary, or other Trustees of the Trust, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) that a Trustee may be removed at any meeting of the Shareholders of the Trust by a vote of Shareholders owning at least two-thirds of the outstanding Shares.

Section 3.4 Vacancies and Appointment of Trustees. In the case of the declination to serve, death, resignation, retirement, removal, physical or mental incapacity by reason of disease or otherwise of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit consistent with the limitations under the 1940 Act.

An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee appointed pursuant to this Section 3.4 shall have accepted this trust, he shall be deemed a Trustee hereunder.

Section 3.5 Temporary Absence of Trustee. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

Section 3.6 Number of Trustees. The number of Trustees shall be one, or such other number as shall be fixed from time to time by the Trustees.

Section 3.7 Effect of Death, Resignation, Etc. of a Trustee. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

Section 3.8 Ownership of Assets of the Trust. Legal title in and beneficial ownership of all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title in and beneficial ownership of any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of any person as nominee acting for and on behalf of the Trust. No Shareholder shall be deemed to have a severable ownership interest in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust. The Shares shall be personal property giving only the rights specifically set forth in this Trust Instrument. The Trust, or at the determination of the Trustees one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country.

ARTICLE IV

POWERS OF THE TRUSTEES

Section 4.1 Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall have full authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in this Trust Instrument, the Trustees shall have power and authority:

(a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

(b) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operators;

(c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any person and to lend Trust Property;

(d) To provide for the distribution of interests of the Trust either through a Principal Underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

(e) To adopt By-laws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders, which By-laws shall be deemed a part of this Trust Instrument and are incorporated herein by reference;

(f) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

(g) To establish separate Classes having such relative rights, powers and duties as they may provide, consistent with applicable law;

(h) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as custodians of any assets of the Trust, subject to the 1940 Act and to any conditions set forth in this Trust Instrument;

(i) To retain one or more transfer agents and shareholder servicing agents, or both;

(j) To set record dates in the manner provided herein or in the By-laws;

(k) To delegate such authority (which delegation may include the power to subdelegate) as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter or other agent or independent contractor;

(l) To purchase and pay for entirely out of Trust Property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including insurance policies insuring the Trust Property and payment of distributions and principal on its investments, and insurance policies insuring the Shareholders, Trustees, officers, representatives, employees, agents, investment advisers, managers, administrators, custodians, underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability.

(m) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XI, Section 11.4(b) hereof;

(n) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(o) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(p) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trust or in the name of a custodian or a nominee or nominees;

(q) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

(r) To litigate, compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

(s) To make distributions of income and of capital gains to Shareholders in the manner herein provided;

(t) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Classes thereof, and to require the repurchase of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

(u) To establish one or more committees composed of one or more of the Trustees, and to delegate any of the powers of the Trustees to said committees;

(v) To interpret the investment policies, practices or limitations of the Trust;

(w) To establish a registered office and have a registered agent in the State of Delaware; and

(x) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust, and not an action in an individual capacity.

No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

Section 4.2 Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, exchange, and otherwise deal in Shares and, subject to the provisions set forth in Article II and Article IX, to apply to any such repurchase, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or a particular Class, with respect to which such Shares are issued.

Section 4.3 Trustees and Officers as Shareholders. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if such person were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which such person invested, subject to the general limitations herein contained as to the sale and purchase of such Shares.

Section 4.4 Action by the Trustees and Committees. The Trustees (and any committee thereof) may act at a meeting held in person or in whole or in part by conference telecommunications equipment. One-third, but (except at such times as there is only one Trustee) no less than two, of the Trustees shall constitute a quorum at any meeting. Except as the Trustees may otherwise determine, one-third of the members of any committee shall constitute a quorum at any meeting. The vote of a majority of the Trustees (or committee members) present at a meeting at which a quorum is present shall be the act of the Trustees (or any committee thereof). The Trustees (and any committee thereof) may also act by written consent signed by a majority of the Trustees (or committee members). Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine. Special meetings of the Trustees (and meetings of any committee thereof) may be called orally or in writing by the Chairman of the Board of Trustees (or the chairman of any committee thereof) or by any two other Trustees. Notice of the time, date and place of all meetings of the Trustees (or any committee thereof) shall be given by the party calling the meeting to each Trustee (or committee member) by telephone, telefax, telegram or other electronic means sent to the person’s home or business address at least 24 hours in advance of the meeting or by written notice mailed to the person’s home or business address at least 72 hours in advance of the meeting. Notice of all proposed written consents of Trustees (or committees thereof) shall be given to each Trustee ( or committee member) by telephone, telefax, telegram, or first class mail sent to the person’s home or business address. Notice need not be given to any person who attends a meeting without objecting to the lack of notice or who executes a written consent or a written waiver of notice with respect to a meeting. Written consents or waivers may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof may be accomplished by telefax or other electronic means approved by the Trustees.

Section 4.5 Chairman of the Trustees. The Trustees shall appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees at which he is present and may be (but is not required to be) the chief executive officer of the Trust.

Section 4.6 Principal Transactions. Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor or transfer agent for the Trust or with any Interested Person of such person; and the Trust may employ any such person, or firm or company in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

ARTICLE V

EXPENSES OF THE TRUST

General. The Trustees shall have the power to incur and pay or be reimbursed from the assets of the Trust any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees, and shall be reimbursed from the assets of the Trust for expenses reasonably incurred by themselves on behalf of the Trust.

ARTICLE VI

INVESTMENT ADVISER, PRINCIPAL UNDERWRITER,

ADMINISTRATOR AND TRANSFER AGENT

Section 6.1 Investment Adviser. The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust whereby the other party or parties to such contract or contracts shall undertake to furnish the Trust with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine; provided, however, that the initial approval and entering into of such contract or contracts shall be subject to a Majority Shareholder Vote. Notwithstanding any other provision of this Trust Instrument, the Trustees may authorize any investment adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by the Trustees.

The Trustees may authorize, subject to applicable requirements of the 1940 Act, the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser. Any reference in this Trust Instrument to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

Section 6.2 Principal Underwriter. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

Section 6.3 Administrator. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties shall undertake to furnish the Trust with administrative services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

Section 6.4 Transfer Agent. The Trustees may in their discretion from time to time enter into one or more transfer agency and Shareholder service contracts whereby the other party or parties shall undertake to furnish the Trustees with transfer agency and Shareholder services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

Section 6.5 Parties to Contract. Any contract described in this Article VI or any contract described in Article VIII hereof may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any relationship, nor shall any person holding such relationship be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VI or Article VIII hereof. The same person (including a firm, corporation, partnership, trust, or association) may be the other party to contracts entered into pursuant to this Article VI or pursuant to Article VIII hereof, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 6.5.

ARTICLE VII

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 7.1 Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article III, Section 3.1 hereof, (ii) for the removal of Trustees as provided in Article III, Section 3.3(d) hereof, and (iii) with respect to such additional matters relating to the Trust as may be required by law, by this Trust Instrument, By-laws or as the Trustees may consider desirable.

On any matter submitted to a vote of the Shareholders, unless the Trustees determine otherwise, all Shares of all Classes then entitled to vote shall be voted in aggregate, provided however, that: (i) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act or other applicable law or is required by attributes applicable to any Class, such requirements as to a separate vote by that Class shall apply;(ii) unless the Trustees have determined that this clause (ii) shall not apply in a particular case, to the extent that a matter referred to in clause (i) above affects more than one Class and the interests of each such Class in the matter are identical, then the Shares of all such affected Classes shall vote as a single class; and (iii) as to any matter which does not affect the interests of a particular Class, only the holders of Shares of the one or more affected Classes shall be entitled to vote. A Shareholder of each Class. shall be entitled to one vote for each Share of such Class on any matter on which such Shareholder is entitled to vote. A Shareholder of each Class shall be entitled to a proportionate fractional vote for each fractional Share of such Class on any matter on which such Shareholder is entitled to vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-laws. A proxy may be given in writing, by telefax, other electronic means or in any other manner provided for in the By-laws. Anything in this Trust Instrument to the contrary notwithstanding, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders or one or more Classes thereof, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Trust Instrument or any of the By-laws of the Trust to be taken by Shareholders.

Section 7.2 Meetings. Meetings of Shareholders may be held within or without the State of Delaware as the Trustees may designate. In lieu of holding a Shareholders’ meeting at a designated place, the Trustees, in their sole discretion, may determine that any Shareholders’ meeting may be held solely by means of remote communications or both at a physical location and by means of remote communications; provided, however, that after determining to call a meeting, the Trustees may delegate to the officers of the Trust any decision with to the date and place of the meeting and whether the meeting will be held in whole or in part by means of remote communications. Special meetings of the Shareholders may be called by the Trustees. To the extent required by the 1940 Act, special meetings of the Shareholders for the purpose of removing one or more Trustees shall be called by the Trustees upon the written request of Shareholders owning at least one-tenth of the Outstanding Shares of all Classes entitled to vote. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record, subject to any rights provided to the Trust or any Trustees provided by said Section 16(c). Notice shall be sent, by mail or such other means determined by the Trustees, at least 15 days prior to any such meeting.

Section 7.3 Quorum and Required Vote. One-third of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or of this Trust Instrument permits or requires that holders of any Class shall vote as a Class, then one-third of the aggregate number of Shares of that Class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Class. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held without the necessity of further notice. Except when a larger vote is required by law or by any provision of this Trust Instrument, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Trust Instrument permits or requires that the holders of any Class shall vote as a Class, then a majority of the Shares present in person or by proxy of that Class or, if required by law, a Majority Shareholder Vote of that Class, voted on the matter in person or by proxy shall decide that matter insofar as that Class is concerned.

Section 7.4 Action by Written Consent. Any action which may be taken by Shareholders s may be taken without a meeting if a majority of the Shares entitled to vote, except when a larger vote is required by law or by any provision of this Trust Instrument, shall consent to the action in writing or electronic transmission. If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent, given in writing or by electronic transmission, of all such Shareholders shall not have been received, the Secretary shall give prompt notice to all Shareholders of actions approved by the Shareholders without a meeting.

ARTICLE VIII

CUSTODIAN

Section 8.1 Appointment and Duties. The Trustees shall at all times employ a bank, a company that is a member of a national securities exchange, or a trust company, each having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as its agent:

(1) to hold the securities owned by the Trust and deliver the same upon written order or oral order confirmed in writing;

(2) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

(3) to disburse such funds upon orders or vouchers; and the Trust may also employ such custodian as its agent:

(4) to keep the books and accounts of the Trust or of any Class and furnish clerical and accounting services; and

(5) to compute, if authorized to do so by the Trustees, the Net Asset Value of any Class thereof, in accordance with the provisions hereof;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

In accordance with the 1940 Act, the Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees.

Section 8.2 Central Certificate System. Subject to the 1940 Act, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, sub-custodians or other agents.

ARTICLE IX

DISTRIBUTIONS AND REPURCHASES

Section 9.1 Distributions.

(a) The Trustees may from time to time declare and pay dividends or other distributions with respect to any Class. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust property shall be wholly in the discretion of the Trustees.

(b) Dividends and other distributions may be paid or made to the Shareholders of record at the time of declaring a dividend or other distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine, which dividends or distributions, at the election of the Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. All dividends and other distributions on Shares of a particular Class shall be distributed pro rata to the Shareholders of that Class in proportion to the number of Shares of that Class they held on the record date established for such payment, except that such dividends and distributions shall reflect expenses allocated to a particular Class. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plan or related plans as the Trustees shall deem appropriate.

(c) Anything in this Trust Instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute a stock dividend pro rata among the Shareholders of a particular Class, as of the record date of that Class fixed as provided in sub-section (b) hereof.

Section 9.2 Repurchases. Each Shareholder shall have the right at such times as may be permitted by the Trustees to require the Trust to repurchase all or any part of his Shares at the net asset value thereof as of the repurchase pricing date established by the Trustees, less any repurchase fee established by the Trustees in their discretion, and subject to such conditions as the Trustees may determine, which may include establishing a maximum amount of Shares that may be repurchased and prorating Shares tendered for repurchase if the repurchase is oversubscribed. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the repurchase pricing date established by the Trustees. The repurchase price may in any case or cases be paid in cash or wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the repurchase price shall be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

Section 9.3 Determination of Net Asset Value and Valuation of Portfolio Assets. The term “Net Asset Value” of any Class shall mean that amount of which the assets of that Class exceed its liabilities, all as determined by or under the direction of the Trustees. Such value shall be determined separately for each Class and shall be determined on such days and at such times as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees; provided, however, that the Trustees, without Shareholder approval, may alter the method of valuing portfolio securities consistent with the 1940 Act. The Trustees may delegate any of their powers and duties under this Section 9.3 with respect to valuation of assets and liabilities. The resulting amount, which shall represent the total Net Asset Value of the particular Class, shall be divided by the total number of shares of that Class outstanding at the time and the quotient so obtained shall be the Net Asset Value per Share . At any time, the Trustees may cause the Net Asset Value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective. If, for any reason, the net income of any Class, determined at any time, is a negative amount, the Trustees shall have the power with respect to that Class (i) to offset each Shareholder’s pro rata share of such negative amount from the accrued dividend account of such Shareholder, or (ii) to reduce the number of Outstanding Shares of such Class by reducing the number of Shares in the amount of each Shareholder by a pro rata portion of that number of full and fractional Shares which represents the amount of such excess negative net income, or (iii) to cause to be recorded on the books of such Class an asset account in the amount of such negative net income (provided that the same shall thereupon become the property of such Class and shall not be paid to any Shareholder), which account may be reduced by the amount, of dividends declared thereafter upon the Outstanding Shares of such Class on the day such negative net income is experienced, until such asset account is reduced to zero; (iv) to combine the methods described in clauses (i) and (ii) and (iii) of this sentence; or (v) to take any other action they deem appropriate, in order to cause (or in order to assist in causing) the Net Asset Value per Share of such Class to remain at a constant amount per Outstanding Share immediately after each such determination and declaration. The Trustees shall also have the power not to declare a dividend out of net income for the purpose of causing the Net Asset Value per Share to be increased. The Trustees shall not be required to adopt, but may at any time adopt, discontinue or amend the practice of maintaining the Net Asset Value per Share of the Class at a constant amount.

Section 9.4 Suspension of the Right of Repurchase. The Trustees may declare a suspension of the right of repurchase or postpone the date of payment as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify, and thereafter there shall be no right of repurchase or payment until the Trustees shall declare the suspension at an end.

Section 9.5 Redemptions at the Option of the Trust. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof, unless otherwise permitted by the 1940 Act, for any reason under the terms established by the Trustees from time to time including but not limited to: (i) if at such time such Shareholder owns Shares having an aggregate net asset value of less than an amount determined from time to time by the Trustees; (ii) to the extent that such Shareholder owns Shares equal to or in excess of a percentage of the outstanding Shares determined from time to time by the Trustees; (iii) the failure of a Shareholder to supply a tax identification number or other identification or if the Trust is unable to verify a Shareholder’s identity; (iv) the failure of a Shareholder to pay when due the purchase price of Shares; (v) when the Trust is requested or compelled to do so by governmental authority; or (vi) the determination by the Trustees or pursuant to policies and procedures adopted by the Trustees that ownership of Shares is not in the best interest of the remaining Shareholders of the Trust or applicable Class.

ARTICLE X

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 10.1 Limitation of Liability. A Trustee, when acting in such capacity, shall not be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust or any Trustee. A Trustee shall not be liable for any act or omission in his capacity as Trustee, or for any act or omission of any officer or employee of the Trust or of any other person or party, provided that nothing contained herein or in the Delaware Statutory Trust Act shall protect any Trustee against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

Section 10.2 Indemnification. The Trust shall indemnify each of its Trustees against all liabilities and expenses (including amounts paid in satisfaction of judgements, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while as a Trustee or thereafter, by reason of his being or having been such a Trustee except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, provided that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trust shall have received a written opinion from independent legal counsel approved by the Trustees to the effect that if either the matter or willful misfeasance, bad faith, gross negligence or reckless disregard of duty, or the matter of bad faith had been adjudicated, it would in the opinion of such counsel have been adjudicated in favor of such person. The rights accruing to any person under these provisions shall not exclude any other right to which he may be lawfully entitled, provided that no person may satisfy any right of indemnity or reimbursement hereunder except out of the property of the Trust. The Trustees may make advance payments in connection with the indemnification under this Section 10.2, provided that the indemnified person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

The Trust shall indemnify officers, and shall have the power to indemnify representatives and employees of the Trust, to the same extent that Trustees are entitled to indemnification pursuant to this Section 10.2.

Section 10.3 Shareholders. In case any Shareholder or former Shareholder of the Fund shall be held to be personally liable solely by reason of his being or having been a Shareholder of the Trust and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the Trust to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy and judgement thereon from the assets of the Trust.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Trust Not a Partnership. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust’s officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees may satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to the Trust from the assets of the Trust only or such Class for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of Trust’s officers, employers or agents, whether past, present of future, shall be personally liable therefor.

Section 11.2 Trustees’ and Officers’ Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. Subject to the provisions of Article VIII: (i) the Trustees and officers shall not be responsible or liable in any event for any neglect or wrongdoing of any agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, shareholder servicing or accounting agent of the Trust, nor shall any Trustee or officer be responsible for the act or omission of any other Trustee or officer; (ii) the Trustees and officers may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument and their duties as Trustees or officers, as applicable, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; (iii) in discharging their duties, the officers, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees and/or officers by any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a contracting party appointed by the Trustees; and (iv) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a contracting party appointed by the Trustees. The Trustees and officers as such shall not be required to give any bond or surety or any other security for the performance of their duties.

Section 11.3 Establishment of Record Dates. The Trustees may close the Share transfer books of the Trust for a period not exceeding ninety (90) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends or other distributors, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding ninety (90) days preceding the date of any meeting of Shareholders, or the date for payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid, provided, however, that the Trustees and determining that a record date shall be established pursuant to this Section 11.3 may delegate to the officers the selection of actual record date.

Section 11.4 Termination of Trust.

(a) This Trust shall continue without limitation of time but subject to the provisions of sub-section (b) (of this Section 11.4).

The Trustees may:

(i) sell and convey all or substantially all of the assets of the Trust to another trust, partnership, association or corporation, or to a separate series of shares thereof, organized under the laws of any state, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust , and which may include shares of beneficial interest, stock or other ownership interests of such trust, partnership, association or corporation or of a series thereof; or

(ii) at any time sell and convert into money all of the assets of the Trust.

Upon making reasonable provision, in the determination of the Trustees, for the payment of all such liabilities in either (i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) of the Trust ratably among the holders of Shares then outstanding.

(b) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in sub-section (b), the Trust shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties with respect to the Trust shall be cancelled and discharged.

Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Delaware Statutory Trust Act, which certificate of cancellation may be signed by any one Trustee.

Section 11.5 Reorganization. Anything in this Trust Instrument to the contrary notwithstanding, the Trustees, in order to change the form of organization and/or domicile of the Trust, may, without prior Shareholder approval, (i) cause the Trust to merge or consolidate with or into one or more trusts, partnerships, associations or corporations which is formed, organized or existing under the laws of a state, commonwealth possession or colony of the United States or (ii) cause the Trust to incorporate under the laws of Delaware. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of the Trustees. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Statutory Trust Act, and notwithstanding anything to the contrary contained in this Trust Instrument, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 11.5 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation. Any merger or consolidation of the Trust other than as described in the foregoing provisions of this Section 11.5 shall, in addition to the approval of the Trustees, require the approval of the holders of a majority of the Outstanding Shares.

Section 11.6 Filing of Copies, References, Headings. The original or a copy of this Trust Instrument and of each amendment hereof or Trust Instrument supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Trust Instrument or of any such amendment or supplemental Trust Instrument. In this Trust Instrument or in any such amendment or supplemental Trust Instrument, references to this Trust Instrument, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this Trust

Instrument as amended or affected by any such supplemental Trust Instrument. All expressions like “his,” “he” and “him,” shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Trust Instrument rather than the heading, shall control. This Trust Instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 11.7 Applicable Law. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Trust Instrument, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Statutory Trust Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Statutory Trust Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 11.8 Amendments. Except as specifically provided herein, the Trustees may, without shareholder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto or an amended and restated trust instrument. Shareholders shall have the right to vote (i) on any amendment which would affect their right to vote granted in Section 7.1 of Article VII hereof, (ii) on any amendment to this Section 11.8, (iii) on any amendment as may be required by law and (iv) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Class shall be authorized by vote of the Shareholders of each Class affected and no vote of shareholders of a Class not affected shall be required. Anything in this Trust Instrument to the contrary notwithstanding, any amendment to Article X hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of Covered Persons prior to such amendment.

Section 11.9 Fiscal Year. The fiscal year of the Trust shall end on a specified date as determined from time to time by the Trustees.

Section 11.10 Provisions in Conflict with Law. The provisions of this Trust Instrument are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Trust Instrument shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Trust Instrument in any jurisdiction.

IN WITNESS WHEREOF, the undersigned, being the initial Trustee of the Trust, has executed this Trust Instrument this 3rd day of October, 2023.

/s/ Garret Weston
Garret Weston, as sole Trustee and not individually

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